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                                                                   Exhibit 10.18

English Translation

                         ONLINE ADVERTISEMENT AGREEMENT

                                 BY AND BETWEEN

                      GMARKET INC. AND BEST BUYER CO., LTD.

This Online Advertisement Agreement (this "Agreement") is entered by and between Gmarket Inc. ("Gmarket") and Best Buyer Co., Ltd. ("Best Buyer") as follows:

ARTICLE 1 (PURPOSE)

Gmarket hereby agrees to appoint Best Buyer as its advertisement medium for the online advertisement of Gmarket, and Best Buyer hereby accepts the appointment and undertakes to fulfill its duties as Gmarket's advertisement medium in good faith. The purpose of this Agreement is to provide for rights and obligations between the parties.

ARTICLE 2 (RIGHTS AND OBLIGATIONS)

1) Best Buyer shall expose a banner that links to the Internet site of Gmarket (http://www.gmarket.co.kr) on its Internet site (http://www.bb.co.kr) for the period of two months from January 11, 2006 to March 10, 2006.

2) Gmarket shall pay Best Buyer the sum of KRW 7,000,000 (exclusive of VAT) per month in consideration of the exposure of the banner advertisement.

3) Best Buyer shall issue and deliver to Gmarket invoice on the date set forth below in respect of the advertisement fee of KRW 7,000,000 (exclusive of VAT):

     - Issuance date of invoice for the advertisement fee for the first month: January 19, 2006

     - Issuance date of invoice for the advertisement fee for the second month: February 19, 2006


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4)   On the date set forth below, Gmarket shall pay in cash the amount set forth in the invoice issued as above:

     - Payment date for the advertisement fee for the first month: February 15, 2006

     -    Payment date for the advertisement fee for the second month: March 15,
          2006

5) However, if any of the foregoing issuance or payment dates falls on any holiday, such issuance or payment shall be made on the immediately preceding or following day upon the mutual agreement of the parties.

ARTICLE 3 (EXPOSURE AND PRODUCTION OF ADVERTISEMENT)

1) Gmarket shall produce the advertisement to be exposed on Best Buyer's site ("Advertisement").

2) The size and the exposure screen of the Advertisement shall be based on the advertisement proposal made by Gmarket.

3) The method of exposing the Advertisement shall be in principle determined in accordance with a separate agreement between the parties.

ARTICLE 4 (MUTUAL CONSULTATION)

1)   This Agreement may only be amended by a written agreement of the parties.

2) Matters not provided for in this Agreement shall be resolved in accordance with the relevant laws and commercial practices. Provided, however, matters not provided herein shall be, if necessary, separately determined upon mutual agreement of the parties, and such separate agreement shall have the same effect as that of this Agreement.

ARTICLE 5 (CONFIDENTIALITY)

Neither Gmarket nor Best Buyer may provide to a third party or use for purposes other than those contemplated under this Agreement the other party's trade secrets obtained in the course of execution of this Agreement without prior written consent by the other party, even after the end of the term of this Agreement, and in the event of breach of the foregoing, the disclosing party shall be responsible to compensate the other party for damage incurred therefrom.

ARTICLE 6 (TERMINATION AND COMPENSATION FOR DAMAGE)


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In case that either party breaches its obligations under this Agreement, the other party may demand correction of the breaches by giving a written notice of such breach and then if the breaching party fails to correct such breach within 7 days from the date of such written notice, the non-breaching party may terminate this Agreement.

ARTICLE 7 (PROHIBITION ON TRANSFER)

Neither Gmarket nor Best Buyer may transfer or provide as security its rights and obligations under this Agreement without a prior written consent of the other party.

ARTICLE 8 (DISPUTE SETTLEMENT)

Any dispute arising between the parties in connection with this Agreement shall be brought before the Seoul District Court for resolution.

Both parties have confirmed and then agreed to each of the provisions hereunder.

IN WITNESSETH WHEREOF, both parties have executed two copies of this Agreement and affixed with their names and seals, each of which shall be kept by the respective parties.

                                                                January 19, 2006

Gmarket Inc.
Business Registration Number: 220-81-83676
Address: 6th Fl., Nam Seoul Bldg., 1304-3 Seocho-Dong, Seocho-Gu, Seoul
Name: Young Bae Ku (seal)
Title: Representative Director

Best Buyer Co., Ltd.
Business Registration Number: 120-81-95042
Address: 12th Fl, Daebong Bldg., 720-4 Yoksam-Dong, Kangnam-Gu, Seoul
Name: Yong Soo Kim (seal)
Title: Representative Director


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